Exhibit 12.1

CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Allen W. Davidoff, certify that:

1.       I have reviewed this annual report on Form 20-F/A of XORTX Therapeutics Inc.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the issuer as of, and for, the periods presented in this report;

Date: January 26, 2023

/s/ Allen W. Davidoff
Name: Allen W. Davidoff

Title: Chief Executive Officer
(principal executive officer)